Exhibit 99.1

FOR IMMEDIATE RELEASE

Turning Point Brands Announces Third Quarter 2019 Results and Explores Strategic Alternatives for Third-Party Vaping Distribution Business

LOUISVILLE, KY. (November 1, 2019) - Turning Point Brands (NYSE: TPB), a leading provider of Other Tobacco Products (“OTP”) and adult consumer alternatives, today announced financial results for the third quarter ended September 30, 2019.

Results at a Glance

Third Quarter 2019
(Comparisons vs. same period year-ago)

✓	Net sales increased 16.1% to $96.8 million;
✓	Gross profit increased 18.2% to $42.8 million;
✓	Net income decreased $1.7 million to $6.3 million;
✓	Adjusted EBITDA increased 14.0% to $18.8 million (see Schedule A for a reconciliation to net income);
✓	Diluted EPS of $0.31 and Adjusted Diluted EPS of $0.56 as compared to $0.40 and $0.48 in the year-ago period, respectively (see Schedule C for a reconciliation to Diluted EPS); and
✓	Other highlights from the third quarter:
o	Smokeless net sales increased 20.4% year over year driven by double digit same-store-sales growth and chain wins for the Stokers’ MST brand;
o	Smoking net sales increased 7.6% year over year due to growing interest in Wraps and Papers and a bottoming of the previously disclosed Canadian destocking process;
o	Significant new category sales in NewGen driven by the national launches of RipTide and CBD disposables.

“Vaping headlines dramatically disrupted our third-party vaping distribution business starting in mid-August. While third-party vaping saw a step function down in the quarter, we produced strong quarterly performance in the Smokeless and Smoking segments. We have proactively taken steps to address weakness in the third-party vaping distribution business,” said Larry Wexler, President and CEO.

Turning Point Brands Explores Strategic Alternatives for Third-Party Vaping Distribution Business

TPB remains heavily committed to capitalizing on our core competencies in branding, distribution, product development, and regulatory affairs to create market-leading adult actives products. This includes investing in the FDA PMTA process for TPB’s proprietary brands, as well as the burgeoning CBD and other actives businesses.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

However, management believes the expected future returns from third-party vaping distribution may no longer justify the required investment of human and financial resources going forward. Accordingly, the Board of Directors is reviewing strategic alternatives for the third-party vaping distribution business. There can be no assurance that this process will result in the approval or completion of any particular strategic alternative or transaction in the future.

“We will continue to repurpose infrastructure from the third-party distribution business to support proprietary CBD sales, which continue to grow month over month. In addition, once we complete the FDA’s PMTA process, we expect to be one of the only open system liquids players on the market,” said Larry Wexler, President and CEO.

To mitigate the impact of declines in third-party vaping distribution, the Company will accelerate SG&A cost reduction plans which are expected to deliver $8-10 million of annualized savings. These savings will come from warehouse and business consolidation and other related corporate activities.

Recent Events

On October 31, the TPB board of directors declared a quarterly dividend of $0.045 per common share.  The dividend will be paid on January 10, 2020 to shareholders of record on the close of business December 20, 2019.

Smokeless Products Segment (27% of total net sales in the quarter)

For the third quarter, Smokeless products net sales increased 20.4% to $26.2 million on continuing double-digit volume growth of Stoker’s MST, partially offset by declining sales in chewing tobacco. MST represented 58% of Smokeless revenues in the quarter, up from 48% a year earlier. In the quarter, total Smokeless segment volume increased 15.1% and price/mix advanced 5.3%.

“Stoker’s MST gains continue to be fueled by consumer enthusiasm in existing stores and the addition of large, higher velocity chains,” said Wexler.  “The acceleration in MST cans in the second quarter led to a similar acceleration in MST tubs in the third quarter, suggesting that consumers who try cans for convenience subsequently seek out tubs for value.”

For the quarter, Smokeless segment gross profit increased 23.3% to $13.6 million.  Segment gross margin expanded 120 basis points to 51.9%, driven primarily by operational efficiencies from robust MST volume gains.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Smoking Products Segment (31% of total net sales in the quarter)

Third quarter net sales of Smoking products increased 7.6% from year-ago to $30.2 million. Third quarter Smoking products volume increase 3.6% while price/mix increased 4.0%.

In the quarter, Zig-Zag retained its U.S. share leadership position in premium rolling papers on the continuing expansion of organic hemp, unbleached papers and the roll-out of paper cones.  Zig-Zag cones continue to grow from expanded distribution and increased market share in stores selling. At the end of the quarter Zig Zag cones were available in approximately 16,000 retail outlets and according to MSAi had captured a double-digit market share of total cones.

For the quarter, Smoking products gross profit increased 12.2% to $16.6 million as compared to year-ago with gross margin expanding 220 basis points to 55.0%.

NewGen (New Generation) Products Segment (42% of total net sales in the quarter)

For the third quarter, NewGen segment net sales grew 20.5% to $40.4 million on accelerating Nu-X alternative products momentum.

Nu-X net sales in the quarter were $6.3 million, up from $4.3 million in the second quarter. RipTide started the quarter in 9,000 stores and ended the quarter in approximately 16,000 stores.  The company spent $2.9 million in the quarter launching RipTide, with the bulk of the expense tied to a national launch in September. “Early RipTide results have been encouraging with over 200,000 batteries sold in the quarter. We continue to be disciplined in our launch strategy in order to grow sustainable market share over time without taking on imprudent financial risk. Given the highly promotional nature of the category in the US today, we are focusing on RipTide launches in Canada and the UK, while adding stores in the US where it makes economic sense.” said Wexler.

CBD sales continued to grow in the quarter with the September launch of proprietary Nu-X CBD disposables through the national salesforce after successfully validating performance in our own stores. Additional Nu-X product formats are scheduled for fourth quarter introduction, including some novel lines that will be launched in traditional retail to gain a first mover advantage. CBD gross margins continue to outperform, particularly as input pricing has declined significantly starting in the summer as incremental distillate and isolate capacity has come online.

In the quarter, gross profit for the NewGen segment increased 21.5% to $12.6 million.  Gross margin for the quarter expanded by 20 basis points to 31.2%.  Third quarter 2019 NewGen results include $2.6 million of tariff expense.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Other Events and Performance Measures in the Third Quarter

Third quarter consolidated selling, general and administrative (“SG&A”) expenses were $29.8 million compared to $23.3 million in 2018.

Third quarter SG&A included the following:
•	$2.0 million of Nu-X launch costs;
•	$0.5 million of transaction expenses, principally related to the Solace and ReCreation Marketing transactions as compared to $1.1 million a year-ago;
•	$0.2 million of FDA related expenses; and
•	$0.1 million of severance related expenses for organizational changes as compared to $0.1 million a year earlier.

Interest expense, net for the quarter was $3.6 million as compared to $3.7 million in the year-ago period.

Income tax expense for the quarter was $2.2 million versus $1.4 million a year earlier.

For the quarter, fully diluted weighted average shares outstanding were 20.1 million.

Capital expenditures in the third quarter 2019 totaled $2.1 million, which is gross of certain landlord tenant allowances expected to be received in the fourth quarter.

Total debt at September 30, 2019 was $313.7 million.  Net debt at September 30, 2019 was $232.6 million.  Net debt at September 30, 2019 to rolling twelve months Adjusted EBITDA was 3.3x (see Schedule B for a reconciliation).

2019 Outlook Update

Given the recent weakness in the third-party vaping distribution business, offset by stronger than expected performance in our Core OTP business, TPB has revised its full-year outlook:

The company now expects total 2019 net sales of $361 to $367 million, comprised of base business net sales of $343 to $347 million and Nu-X sales of $18 to $20 million. The company intends to fully reinvest Nu-X gross profit to expand the Nu-X business.

The company anticipates certain SG&A expenses in 2019, including:
•	$2.0 million in restructuring and warehouse organization costs, including $0.6 million in severance in the fourth quarter;
•	$1.6 million in transaction expenses resulting from the Solace acquisition and IVG earn-out payments;
•	$5.0 million to support Nu-X infrastructure, primarily RipTide launch costs;
•	We expect to spend up to $3.0-5.0 million in preparation for the FDA’s PMTA pathway during 2019. We expect the Final Regulation for PMTAs in the coming months;
•
Stock compensation and non-cash incentive expense in 2019 is projected to be $4.5 million, which has increased due to accounting requirements to expense the Performance Based Restricted Stock Units that were part of the Solace acquisition.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

We project 2019 Adjusted EBITDA of $69 to $72 million. This excludes the previously communicated $5.5 million net gain related to a settlement from the V2 wind-down.

The company expects the 2019 effective income tax rate to be 21%.

Capital expenditures for 2019 are anticipated to be approximately $4.0 million, net of landlord tenant allowances expected to be received in the fourth quarter.

Net Sales for the fourth quarter 2019 is expected to be $79 million to $85 million.

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10 a.m. Friday, November 1, 2019.  Investment community participants should dial in ten minutes ahead of time using the toll-free number 800-353-6461 (International participants should call 334-323-0501).  A live listen-only webcast of the call is available from the Events and Presentations section of the investor relations portion of the company website (www.turningpointbrands.com).  A replay of the webcast will be available on the site three hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including Adjusted EBITDA, Adjusted diluted EPS, Net Debt and Adjusted Operating Income.  A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Louisville, Kentucky-based Turning Point Brands, Inc. (NYSE: TPB) is a leading U.S. provider of Other Tobacco Products and adult consumer alternatives. TPB, through its focus brands generates solid cash flow which it uses to finance acquisitions, increase brand support and strengthen its capital structure. TPB does not sell cigarettes. More information about the company is available at its corporate website, www.turningpointbrands.com.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements.  Any forward-looking statement made by TPB in this press release speaks only as of the date hereof.  New risks and uncertainties come up from time to time, and it is impossible for TPB to predict these events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.  Factors that could cause these differences include, but are not limited to:

•	declining sales of tobacco products, and expected continuing decline of sales, in the tobacco industry overall;
•	our dependence on a small number of third-party suppliers and producers;
•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;
•	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;
•	failure to maintain consumer brand recognition and loyalty of our customers;
•	substantial and increasing U.S. regulation;
•	regulation of our products by the FDA, which has broad regulatory powers;
•	uncertainty related to the regulation and taxation of our NewGen products;
•	our products are subject to developing and unpredictable regulation, for example, current court action moving forward certain substantial Pre Market Tobacco Application obligations;
•	our products contain nicotine which is considered to be a highly addictive substance;
•	possible significant increases in federal, state and local municipal tobacco- and vapor-related taxes;
•	possible increasing international control and regulation;
•	our reliance on relationships with several large retailers and national chains for distribution of our products;
•	our amount of indebtedness;
•	the terms of our credit facilities, which may restrict our current and future operations;
•	intense competition and our ability to compete effectively;
•	uncertainty and continued evolution of markets containing our NewGen products;
•	significant product liability litigation;
•	the scientific community’s lack of information regarding the long-term health effects of electronic cigarettes, vaporizer and e-liquid use;
•	requirement to maintain compliance with master settlement agreement escrow account;
•	competition from illicit sources;
•	our reliance on information technology;
•	security and privacy breaches;
•	contamination of our tobacco supply or products;

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

•	infringement on our intellectual property;
•	third-party claims that we infringe on their intellectual property;
•	failure to manage our growth;
•	failure to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions;
•	fluctuations in our results;
•	exchange rate fluctuations;
•	adverse U.S. and global economic conditions;
•	sensitivity of end-customers to increased sales taxes and economic conditions;
•	failure to comply with certain regulations;
•	departure of key management personnel or our inability to attract and retain talent;
•	imposition of significant tariffs on imports into the U.S.;
•	reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, potentially decreasing our stock price;
•	failure to maintain our status as an emerging growth company before the five-year maximum time period a company may retain such status;
•	our principal stockholders will be able to exert significant influence over matters submitted to our stockholders and may take certain actions to prevent takeovers;
•
our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or merger proposals, which may adversely affect the market price of our common stock;

•
our certificate of incorporation limits the ownership of our common stock by individuals and entities that are Restricted Investors. These restrictions may affect the liquidity of our common stock and may result in Restricted Investors being required to sell or redeem their shares at a loss or relinquish their voting, dividend and distribution rights;

•
future sales of our common stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us;

•	we may issue preferred stock whose terms could adversely affect the voting power or value of our common stock; and
•	our status as a “controlled company” could make our common stock less attractive to some investors or otherwise harm our stock price.

Contact:

Robert Lavan, Senior Vice President, CFO
ir@tpbi.com  (502) 774-9238

Financial Statements Follow:

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Income
(dollars in thousands except share data)

	Three Months Ended September 30,
	2019	2018
Net sales	$96,800	$83,349
Cost of sales	53,984	47,138
Gross profit	42,816	36,211
Selling, general, and administrative expenses	29,784	23,253
Operating income	13,032	12,958
Interest expense, net	3,641	3,702
Investment income	(265)	(89)
Loss on extinguishment of debt	1,158	-
Net periodic income, excluding service cost	(12)	(45)
Income before income taxes	8,510	9,390
Income tax expense	2,236	1,436
Consolidated net income	$6,274	$7,954

Basic income per common share:
Consolidated net income	$0.32	$0.41
Diluted income per common share:
Consolidated net income	$0.31	$0.40
Weighted average common shares outstanding:
Basic	19,659,217	19,378,054
Diluted	20,067,413	19,882,994

Supplemental disclosures of statement of income information:
Excise tax expense	$5,503	$4,694
FDA fees	$158	$135

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheet
(dollars in thousands except share data)

ASSETS	September 30, 2019	December 31, 2018
Current assets:
Cash	$81,124	$3,306
Accounts receivable, net of allowances of $63 in 2019 and $44 in 2018	6,998	2,617
Inventories	98,719	91,237
Other current assets	15,720	14,694
Total current assets	202,561	111,854
Property, plant, and equipment, net	12,905	10,589
Deferred income taxes	2,242	-
Right of use assets	11,322	-
Deferred financing costs, net	960	870
Goodwill	154,479	145,939
Other intangible assets, net	32,488	35,339
Master Settlement Agreement (MSA) escrow deposits	32,074	30,550
Other assets	5,224	4,236
Total assets	$454,255	$339,377

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,531	$6,841
Accrued liabilities	20,486	22,925
Current portion of long-term debt	14,240	8,000
Revolving credit facility	-	26,000
Total current liabilities	43,257	63,766
Notes payable and long-term debt	299,479	186,715
Deferred income taxes	-	2,291
Postretirement benefits	3,096	3,096
Lease liabilities	10,019	-
Other long-term liabilities	3,065	886
Total liabilities	358,916	256,754

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; issued and outstanding shares - 19,661,988 at September 30, 2019, and 19,553,857 at December 31, 2018	197	196
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	100,276	110,466
Accumulated other comprehensive loss	(2,989)	(2,536)
Accumulated deficit	(2,145)	(25,503)
Total stockholders' equity	95,339	82,623
Total liabilities and stockholders' equity	$454,255	$339,377

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Cash Flows
(dollars in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Consolidated net income	$26,039	$20,305
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	1,308	2,384
Gain on disposal of property, plant, and equipment	(12)	-
Depreciation expense	1,855	1,596
Amortization of other intangible assets	1,079	557
Amortization of debt discount and deferred financing costs	1,018	712
Deferred income taxes	(4)	2,806
Stock compensation expense	2,480	1,056
Changes in operating assets and liabilities:
Accounts receivable	(3,556)	(3,192)
Inventories	(6,704)	(18,840)
Other current assets	(801)	(5,971)
Other assets	106	144
Accounts payable	1,069	4,442
Accrued postretirement liabilities	(125)	(107)
Accrued liabilities and other	(3,739)	(4,918)
Net cash provided by operating activities	20,013	974

Cash flows from investing activities:
Capital expenditures	$(4,060)	$(1,528)
Restricted cash, MSA escrow deposits	29,713	(2,234)
Acquisitions, net of cash acquired	(7,703)	(19,161)
Proceeds on the sale of property, plant and equipment	117	-
Payments for investments	(1,421)	-
Issuance of note receivable	-	(6,500)
Receipt of note receivable repayment including prepayment penalty	-	7,475
Net cash (used in) provided for by investing activities	16,646	(21,948)

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Cash Flows (Cont.)
(dollars in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from financing activities:
Proceeds from 2018 first lien term loan	$-	$156,000
Payments of 2018 first lien term loan	(6,000)	-
Proceeds from 2018 second lien term loan	-	40,000
Payments of 2018 second lien term loan	(40,000)	-
Proceeds from 2018 revolving credit facility	-	30,000
Payments of 2018 revolving credit facility	(26,000)	-
Proceeds from Convertible Senior Notes	172,500	-
Payments for call options	(20,528)	-
Payment of dividends	(2,646)	(1,537)
Payments of 2017 first lien term loan	-	(140,613)
Payments of 2017 second lien term loan	-	(55,000)
Proceeds from (payments of) 2017 revolving credit facility, net	-	(8,000)
Payments of VaporBeast Note Payable	-	(2,000)
Proceeds from release of restricted funds	-	1,107
Payments of financing costs	(6,997)	(3,286)
Exercise of options	639	779
Payment to terminate acquired capital lease	-	(170)
Surrender of restricted stock	(84)	-
Redemption of options	(12)	(623)
Net cash provided by financing activities	$70,872	$16,657

Net increase (decrease) in cash	$107,531	$(4,317)

Cash, beginning of period:
Unrestricted	$3,306	$2,607
Restricted	2,361	4,709
Total cash at beginning of period	$5,667	$7,316

Unrestricted	$81,124	$1,631
Restricted	32,074	1,368
Total cash at end of period	$113,198	$2,999

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted diluted EPS, Net Debt and Adjusted Operating Income.  We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations.  Adjusted EBITDA, Adjusted diluted EPS, Net Debt and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors.  We believe that EBITDA, Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation and amortization.  We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.  We define “Adjusted diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance.  We define “Net Debt” as total debt less cash.  We define “Adjusted Operating Income” as operating income excluding depreciation, amortization, LIFO, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  EBITDA, Adjusted EBITDA Adjusted diluted EPS and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations.  In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)

	Three Months Ended September 30,
	2019	2018
Consolidated net income	$6,274	$7,954
Add:
Interest expense, net	3,641	3,702
Loss on extinguishment of debt	1,158	-
Income tax expense	2,236	1,436
Depreciation expense	692	479
Amortization expense	356	206
EBITDA	$14,357	$13,777
Components of Adjusted EBITDA
Other (a)	151	253
Stock options, restricted stock, and incentives expense (b)	1,314	367
Transactional expenses and strategic initiatives (c)	470	1,056
New product launch costs (d)	1,979	545
Product line rationalizations (e)	-	301
Warehouse reorganization (f)	184	-
Severance charges and organizational development (g)	81	98
FDA PMTA (h)	241	70
Adjusted EBITDA	$18,777	$16,467

(a)	Represents LIFO adjustment, non-cash pension/ postretirement expense (income) and foreign exchange hedging.
(b)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs.
(c)	Represents the fees incurred for transaction expenses and strategic initiatives.
(d)	Represents product launch costs of our new product lines.
(e)	Represents costs associated with discontinued products related to product line rationalization.
(f)	Represents costs associated with consolidating warehouses.
(g)	Represents costs associated with departmental restructuring, primarily severance.
(h)	Represents costs associated with applications related to the FDA PMTA.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands, Inc.
Reconciliation of GAAP Total Debt to Net Debt
(dollars in thousands)

	September 30, 2019		December 31, 2018

Cash	$81,124		$3,306

Total Debt	$313,719		$220,715

Net Debt	$232,595		$217,409

Leverage Ratio (a)	3.3	x	3.3	x

(a) Leverage ratio is calculated by net debt / adjusted EBITDA.

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
October 1, 2018, to September 30, 2019
(dollars in thousands)

	Rolling 12 Months		3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018

Net income attributable to Turning Point Brands, Inc.	$31,023		$6,274	$13,205	$6,560	$4,984
Add:
Interest expense	15,241		3,641	3,736	3,856	4,008
Loss on extinguishment of debt	1,308		1,158	150	-	-
Income tax expense	9,121		2,236	2,979	1,774	2,132
Depreciation expense	2,364		692	632	531	509
Amortization expense	1,528		356	364	359	449

EBITDA	$60,585		$14,357	$21,066	$13,080	$12,082
Components of Adjusted EBITDA
Other	(128)		151	(97)	(79)	(103)
Stock options, restricted stock, and incentives expense	3,581		1,314	1,198	715	354
Transactional expenses and strategic initiatives	3,194		470	187	910	1,727
New product launch costs	4,299		1,979	1,270	442	608
Product line rationalizations	1,915		-	-	-	1,915
Warehouse reorganization	692		184	-	508	-
Severance charges and organizational development	1,354		81	150	496	627
Vendor settlement	(5,522)		-	(5,522)	-	-
FDA PMTA	341		241	-	-	-
Adjusted EBITDA	$70,311		$18,777	$18,252	$16,072	$17,210

Net Debt / 12 months ended March 31, 2019, rolling Adjusted EBITDA	3.3	x

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule C

Turning Point Brands
Reconciliation of GAAP diluted EPS to Adjusted diluted EPS
(dollars in thousands except share data)

	Three Months Ended September 30,
	2019	2018
GAAP EPS	$0.31	$0.40
Loss on extinguishment of debt	0.04	-
LIFO Adjustment (a)	0.01	0.01
Stock options, restricted stock, and incentives expense (b)	0.05	0.02
Transactional expenses and strategic initiatives (c)	0.02	0.04
New product launch costs (d)	0.07	0.02
Product line rationalizations (e)	-	0.01
Warehouse reorganization (f)	0.01	-
Severance charges and organizational development (g)	0.00	0.00
FDA PMTA (h)	0.01	0.00
Impact of quarterly tax items to effective tax rate	0.04	(0.02)
Adjusted diluted EPS	$0.56	$0.48

(a)	Represents expense related to an inventory valuation allowance for last-in, first-out ("LIFO") reporting tax effected at the quarterly effective tax rate.
(b)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly effective tax rate.
(c)	Represents the fees incurred for transaction expenses and strategic initiatives tax effected at the quarterly effective tax rate.
(d)	Represents product launch costs of our new product lines tax effected at the quarterly effective tax rate.
(e)	Represents costs associated with departmental restructuring, primarily severance tax effected at the quarterly effective tax rate.
(f)	Represents net gain associated with the settlement of a vendor contract tax effected at the quarterly effective tax rate.
(h)	Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly effective tax rate.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule D

Turning Point Brands, Inc.
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)

	Consolidated		Smokeless		Smoking		NewGen
	3rd Quarter 2019	3rd Quarter 2018	3rd Quarter 2019	3rd Quarter 2018	3rd Quarter 2019	3rd Quarter 2018	3rd Quarter 2019	3rd Quarter 2018

Net sales	$96,800	$83,349	$26,187	$21,743	$30,222	$28,079	$40,391	$33,527

Gross profit	$42,816	$36,211	$13,587	$11,020	$16,619	$14,814	$12,610	$10,377
Adjustments:
LIFO adjustment	136	201	136	201	-	-	-	-
New product launch costs	-	282	-	99	-	137	-	46
Product line rationalizations	-	301	-	-	-	154	-	147

Adjusted gross profit	$42,952	$36,995	$13,723	$11,320	$16,619	$15,105	$12,610	$10,570

Operating income	$13,032	$12,958	$9,392	$5,861	$12,931	$10,861	$(1,233)	$2,539
Adjustments:
LIFO adjustment	136	201	136	201	-	-	-	-
Foreign exchange hedging	-	70	-	-	-	70	-	-
Transaction expenses and strategic initiatives	470	1,056	-	-	-	-	-	-
New product launch costs	1,979	545	-	322	-	177	1,979	46
Product line rationalizations	-	301	-	-	-	154	-	147
Warehouse reorganization	184	-	-	-	-	-	184	-
Severance charges and organizational development	81	98	-	55	-	-	81	43
FDA PMTA	241	70	-	-	-	4	-	-
Adjusted operating income	$16,123	$15,299	$9,528	$6,439	$12,931	$11,266	$1,011	$2,775

16
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238